FORM 8 - K

CURRENT REPORT

FISCAL YEAR ENDING AUGUST 31, 2001

INTERNATIONAL SYNERGY HOLDING COMPANY, LTD.
(Exact name of Registrant as specified in its charter)

FORMERLY
ALLIED ARTISTS ENTERTAINMENT GROUP INC.


       Nevada		          0 - 212423                     94 2906927
(State of Incorporation)  (Commission File Number)	 (U.S. Employer ID Number)


	1801 Avenue of the Stars, Suite 600, Los Angeles, CA    90067
  (Address of principal executive offices)	            (Zip Code)

	       Registrant?s Telephone Number, including Area Code: (310) 589-8030


ITEM 1:	Changes in Control of  Registrant:

International Synergy Holding Company (Grenada) acquired an additional 2,000,000 shares in exchange for 100% of the shares of Apple Juice Productions.

ITEM 2:	Acquisition or Disposition of Assets:

The Company resolved to spin off 100% of the shares of International Synergy Holding Company, Ltd. (Nevis) to the shareholders? of the Company on the basis of 1 shares of the Nevis corporation for every 100 shares held by the shareholdersof the Registrant.

ITEM 3:	Legal Proceedings ? Bankruptcy or Receivership:

      There are no legal, bankruptcy and/or receivership proceedings.


ITEM 4:	Changes in Registrant?s Certifying Accountant:

		The accounting firm representing the Company shall continue to be:

		Andrew M. Smith, CPA
		3711 Long Beach Blvd., Suite 809
		Long Beach, Ca., 90807

ITEM 5:	Other Events:

None

ITEM 6:	Registrant?s Directors and Officers:

The Company?s current officers and  directors are:

John Farquar, Chairman
Kenta Rooks, President
Hiroko Sagawa, Secretary
H.H. Brookins, Director
Robert Hope, Vice President

ITEM 7:	Market for the Registrant?s Common Equity and Related Shareholder
      Matter:

Shares of the Registrant trade on the NASD OTCBB under the new symbol ISYH.
Note

1)	As of August 31, 2001, the Company had approximately 1560 shareholders of record.

2)	The Company has not declared any cash dividends on its common stock.



				SIGNATURES:

Pursuant to the requirements of Section 13 or 15(d), the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTERNATIONAL SYNERGY HOLDING COMAPNY, LTD.

FORMERLY,

ALLIED ARTISTS ENTERTAINMENT GROUP, INC.



      _____________________________________L/S
      Hiroko Sagawa, Corporate Secretary
	Dated  January 11, 2002